EXHIBIT (M)(XVIII) UNDER FORM N-1A
                                              EXHIBIT 1 UNDER ITEM 601/ REG. S-K

                                    EXHIBIT T

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                             FEDERATED KAUFMANN FUND

                                 CLASS K SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Class K Shares of Federated Kaufmann Fund held during the month.

      Witness the due execution hereof this 1st day of December, 2000.

                                    FEDERATED EQUITY FUNDS

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                         Title: Executive Vice President